SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HARTVILLE GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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HARTVILLE GROUP, INC.
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To be held June 8, 2007
     The 2007 Annual Meeting of Stockholders of Hartville Group, Inc. (the “Annual Meeting”) will be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, 44706, on Friday, June 8, 2007, at 11:00 a.m., local time, for the following purposes:
1.	To elect five members of our Board of Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation, increasing the authorized amount of Common Stock from 200,000,000 shares to 400,000,000 shares;

3.	To ratify the selection of BDO Seidman, LLP as our independent public accountants for 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on April 13, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
     All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that you please mark, sign, date and return the enclosed proxy promptly in the postage-paid return addressed envelope. Stockholders attending the Annual Meeting in person may vote in person even if they have previously returned the proxy card.
     If you have any questions concerning the Annual Meeting or the completion and return of your proxy card, please contact Vicki Pratt at (330) 484-8143.

By	Order of the Board of Directors

Christopher R. Sachs Secretary of the Board of Directors
Canton, Ohio
May 4, 2007
IMPORTANT
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY STATEMENT TABLE OF CONTENTS

HARTVILLE GROUP, INC.
PROXY STATEMENT
General
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hartville Group, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, 44706, on June 8, 2007, at 11:00 a.m., local time, and at any adjournment or postponement thereof.
     The mailing address of the principal executive offices of the Company is 3840 Greentree Avenue SW, Canton, Ohio, 44706. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders is May 4, 2007.
About the Annual Meeting
Who is soliciting my vote? — The board of directors of Hartville Group, Inc. is soliciting your vote for the 2007 Annual Meeting of Stockholders.
Who is entitled to vote? — Stockholders of record at the close of business on April 13, 2007, may vote.
How many votes do I have? — You have one vote for each share of common stock you owned on April 13, 2007.
How many votes can be cast by all stockholders? — 55,799,885 outstanding shares of common stock can be voted as of the close of business on April 13, 2007.
How many shares must be represented to hold the meeting? — A majority of the outstanding shares, or 27,899,943, must be represented to hold the meeting.
How many votes are needed to elect directors and to approve the proposals? — Directors are elected by a plurality of the votes cast. The proposals will be approved if the votes cast in favor exceed the votes cast against the matter. The affirmative vote of a majority of the issued and outstanding shares of common stock is required for the approval of the amendment of the Amended and Restated Articles of Incorporation and ratification of our auditors.
How do I vote? — You may vote either in person at the annual meeting or by proxy, whether or not you attend the meeting. If you hold your Hartville Group, Inc. common stock certificates directly in your name, you may vote by:
•	Mail — Please complete, sign and return the accompanying proxy in the enclosed postage-paid envelope.
If your shares of Hartville Group, Inc. common stock are registered in the name of a bank, broker or other nominee, you must vote your shares using the method(s) available through that organization.
Can I change my vote or revoke my proxy? — Yes. Just send in a new signed proxy with a later date or send a written notice of revocation to the secretary of Hartville Group, Inc. If you attend the annual meeting and want to vote in person, you can request a ballot and direct that your previously submitted proxy not be used. Otherwise, your attendance itself does not constitute a revocation of your previously submitted proxy.
What if I vote “abstain?” — A vote to abstain has no effect on the votes required to elect directors or to approve the proposals.

Can my shares be voted if I don’t return my proxy and don’t attend the annual meeting? — If your shares are registered in your name, the answer is no. If you don’t vote shares registered in the name of a bank, broker or other nominee, NASDAQ rules provide that the broker can vote your shares as the broker wishes for the election of directors and ratification of the independent registered public accounting firm but not for certain matters. A broker non-vote is counted as a vote to abstain.
How are the votes counted? — Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the results. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy.
Could other matters be decided at the meeting? — We do not know of any matters to be considered at the annual meeting other than the election of directors, increase in number of shares of authorized common stock, and ratification of the Company’s independent registered public accounting firm, as described in this proxy statement. For any matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.
Who can attend the meeting? — The meeting is open to all interested parties.

PROPOSAL 1: ELECTION OF DIRECTORS
     In accordance with the Company’s Bylaws, the number of directors currently is fixed at five. The Company’s Board of Directors has recommended and proposed that the following five nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been elected and qualified: Michel Amsalem, Dr. Alan J. Kaufman, Nicholas J. Leighton, Dennis C. Rushovich and Christopher R. Sachs.
     At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy FOR the election of the five nominees. In the event that any of such nominees is unwilling or unable to serve, the persons named in the proxy may vote it for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.
     Proxies cannot be voted at the Annual Meeting for a greater number of persons than the five nominees named in this Proxy Statement.
Nominees for the Board of Directors

Name	Age	Position
Michel Amsalem	60	Director
Dr. Alan J. Kaufman	69	Director
Nicholas J. Leighton	46	Chairman of the Board of Directors
Dennis C. Rushovich	56	Director
Christopher R. Sachs	54	Director
     Biographical information regarding each of the nominees for the Board of Directors is set forth below:
     Michel Amsalem has served as our director since December 6, 2004. Mr. Amsalem is the Founder of Midsummer Capital LLC, the investment manager of the Midsummer group of funds/investment partnerships, and has served as its President since July 2001. From May 1999 to June 2001, Mr. Amsalem was a managing director of Omicron Capital, LLC, an investment advisory firm. Mr. Amsalem has over thirty years of experience in the origination, structuring, negotiation and management of investments in complex environments. Prior to Midsummer Capital LLC, Mr. Amsalem was successively Founder and Managing Director of Citibank’s Structured Finance Department, of Banque Indosuez’ Investment Bank for Latin America and Eastern Europe and of Patricof Emerging Markets. Mr. Amsalem started his career at the International Finance Corporation, the private sector arm of the World Bank. Mr. Amsalem received his Doctoral degree from Harvard University and his MBA from Columbia University where he presently teaches business policy and strategy courses as a management professor. Mr. Amsalem is a graduate of Ecole des Hautes Etudes Commerciales in France.
     Dr. Alan Joseph Kaufman has served as our director since February 23, 2004. Dr. Kaufman is a retired neurosurgeon and has been retired for the past five years. Dr. Kaufman served on the Board of Directors of Tesoro Petroleum Corp. (NYSE: TSQ) in San Antonio, Texas from 1995 through 1999 and presently serves on the Board of Directors and on the Audit Committee and Compensation Committee of Newpark Resources (NYSE: NR) in Melairie, Louisiana.
     Nicholas J. Leighton was appointed to our Board of Directors on February 23, 2004 and was appointed Chairman on February 9, 2006. Mr. Leighton has served as the director of operations of Strategic Risk Solutions (Cayman), a provider of captive management, wholesale brokerage and alternative risk transfer solutions, since January 2005. Prior to Strategic Risk Solutions (Cayman), Mr. Leighton was a managing director of Caledonian Insurance Services Limited, a provider of insurance services, from November 2000 until January 2005. From June 1997 through November 2000, Mr. Leighton was a director of AON Insurance Managers Limited. Mr. Leighton has recently been made a Fellow of the Institute of Risk Management, where he won the IAU prize for his dissertation “The Development of the Protected Cell Company.”

     Dennis C. Rushovich has served as our director since December 6, 2004. In April 2005, Mr. Rushovich was appointed to serve as our President and Chief Executive Officer. Mr. Rushovich is the founder of Strategic Financial Solutions, Inc., a consulting, software, and services supplier to financial institutions, and served as its CEO from November 1999 to the present. Prior to founding Strategic Financial Solutions, Inc., Mr. Rushovich co-founded and was COO and CFO of Independent Financial Marketing Group, a marketer of investment and insurance products to financial institutions nationwide. Prior to starting Independent Financial Marketing Group, Mr. Rushovich had responsibility for finance and operations for Financial Planning Services Ltd., one of the largest marketers of insurance and investment products in South Africa. Mr. Rushovich graduated from Witwatersrand University in Johannesburg, South Africa with a B.Com. degree in Business Administration and Accounting, and a B.ACC degree in Accounting and Computer Science. Mr. Rushovich holds a Certificate in the Theory of Accounting and received the qualifications of Chartered Accountant (South Africa) and NASD Series 7 & 27.
     Christopher R. Sachs has served as our Chief Financial Officer since September 19, 2005 and our Secretary since April 27, 2006. Previously, Mr. Sachs spent two years starting in 2003 with Palmer & Cay, a national insurance brokerage firm, where he served as Managing Partner and Chief Financial Officer. Prior to that, Mr. Sachs served as a consultant in the Enterprise Risk Management function at Marsh & McLennan Companies, a global insurance brokerage company, from 2001 to 2003. From 1996-2001, Mr. Sachs served as Treasurer for PolyOne Corp., a polymer company headquartered in Cleveland, Ohio, and its predecessor company, M.A. Hanna Company. Mr. Sachs holds a J.D. and a B.S. from Marquette University.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PROPOSAL 2: INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
     The Company is asking the stockholders to approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s Common Stock from 200,000,000 to 400,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary (i) to reserve sufficient shares for issuance upon the conversion or exercise of outstanding convertible debt, warrants and stock options and (ii) to provide the Company with the flexibility to act in the future with respect to financings, acquisitions, stock splits, stock option plans and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.
     On April 13, 2007, the Company had 55,893,885 shares of Common Stock issued and 55,799,885 shares of Common Stock outstanding (94,000 shares of Common Stock are held by the Company as treasury shares). Also on that date, the Company had approximately (1) 142,904,197 shares of Common Stock subject to issuance upon the conversion of outstanding convertible debt and the exercise of outstanding warrants, (2) approximately 17,664,000 shares subject to outstanding stock options granted under the Company’s 2006 Stock Option Plan and (3) 2,336,000 shares available for future grant under such plan. With the February 2007 issuance of $2.5 million of Original Issue Discount Secured Convertible Debentures, the Company was relieved from the obligation for reserving duly authorized capital stock related to the security. However, the Company agreed to submit a proposal to its stockholders at the Company’s next annual meeting, to increase the authorized shares that will permit conversion in full of all debentures and the exercise of all warrants. The lack of authorized Common Stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue opportunities for future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate the grant of warrants, options or convertible securities, future stock splits or stock dividends.
     Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for a combination of the Company with another company), this proposal is not in response to any effort of which we are aware to accumulate the Company’s stock or obtain control of the Company nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.
     In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.
     The additional shares of Common Stock to be authorized by adoption of the amendment to the Articles of Incorporation would have rights identical to the currently outstanding shares of Common Stock, and adoption of the proposed amendment to the Articles of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.
     Adoption of the amendment to the Amended and Restated Articles of Incorporation to increase the Company’s authorized Common Stock requires the vote of a majority of the issued and outstanding shares of the Company’s Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in “PROXIES AND VOTING.” If the proposal is approved, the Company intends to file an amendment to its Amended and Restated Articles of Incorporation in substantially the form attached to this proxy statement as Appendix A promptly after the Annual Meeting. The amendment to the Amended and Restated Articles of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Nevada. Thereafter, the Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES OF THE COMPANY’S AUTHORIZED COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected BDO Seidman, LLP (“BDO Seidman”) as independent public accountants for the Company for 2007. The Audit Committee and the Board of Directors believe that the reappointment of BDO Seidman for 2007 is appropriate because of the firm’s reputation, qualifications and experience.
     The Audit Committee will reconsider the appointment of BDO Seidman if the Company’s stockholders do not ratify its selection. Even if stockholders ratify the selection of BDO Seidman, the Audit Committee, in its discretion, could decide to terminate the engagement of BDO Seidman and to engage another firm of independent public accountants if the Audit Committee determines such action to be necessary or desirable.
     The favorable vote of a majority of the Common Shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the selection of BDO Seidman.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2007.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Board Meetings and Committees
     The Company’s Board of Directors (the “Board”) held nine meetings during the fiscal year ended December 31, 2006. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board, with the exception of Dr. Alan J. Kaufman who attended 67% of the meetings of the Board. The Board has an Audit Committee, a Compensation Committee, and a Stock Option Committee.
Audit Committee
     The Board has established an Audit Committee. All of the members of the Audit Committee are independent as defined by the rules of the American Stock Exchange. In addition, all of the members of the Audit Committee are independent as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”). The Board has adopted a charter for the Audit Committee. A copy of the current charter for the Audit Committee and a copy of the Company’s current Code of Ethics are available on the Company’s website at www.hartvillegroup.com under “Company Information.”
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. Present members are Alan J. Kaufman and Nicholas J. Leighton (Chairman). Based on a recommendation of the Audit Committee, the Board has designated Nicholas J. Leighton as the “Audit Committee Financial Expert.” The Audit Committee held six meetings during the fiscal year ended December 31, 2006. See also “Report of the Audit Committee” contained elsewhere in this Proxy Statement.
Compensation Committee
     The members of the Compensation Committee are Michel Amsalem, Alan J. Kaufman and Nicholas J. Leighton. The Compensation Committee is responsible for approving the compensation of executive officers of the Company. The Compensation Committee held three meetings during the fiscal year ended December 31, 2006.
Stock Option Committee
     The Board established a Stock Option Committee in 2006. Present members of the Stock Option Committee are Michel Amsalem, Alan J. Kaufman and Nicholas J. Leighton. The Stock Option Committee is responsible for the administration of the Company’s 2006 Stock Option Plan. The Stock Option Committee held three meetings during the fiscal year ended December 31, 2006.
Nominating Committee
     The Company does not have a Nominating Committee. Given the relatively small size of the Company and its Board of Directors, the Company does not believe that a Nominating Committee is necessary and this function is performed by the entire Board of Directors. The Board of Directors considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management, as well those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Board of Directors evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Board of Directors considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Board of Directors are a commitment to representing the long-term interests of the stockholders; an inquisitive and objective perspective; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance, operations, insurance, veterinary medicine or marketing.

     Stockholders wishing to submit recommendations for director candidates to the Board of Directors must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:
•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the stockholder or group of stockholders making the recommendation; and

•	with respect to Common Stock beneficially owned by the stockholder or group of stockholders making the recommendation, and to the extent any stockholder is not a registered holder of such securities, proof of the number of shares and length of time held.
Compensation of Directors
     Annual retainers of $25,000, respectively, are received by the Chairman of the Board and the Chairman of the Audit Committee; in 2006 the same individual, Nicholas Leighton held both positions The remaining Directors of the Company do not receive cash compensation for their services as directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings. Directors are eligible to receive options under the Company’s 2006 Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Board of Directors. During the fiscal year ended December 31, 2006, option grants were made to non-employee Directors in February 2006. Mr. Amsalem elected not to receive any of the options which were available to him. Future annual awards are expected to be granted on or about the date of the Company’s annual meeting.
     The following table reflects the compensation that we paid to non-employee directors for the fiscal year ended December 31, 2006. Mr. Rushovich and Mr. Sachs, directors who are also executive officers, do not receive additional compensation for their service as directors and are not included in the following table.

		Fees earned or			Non-Stock Incentive	All Other
Name	Total	paid in cash	Stock Awards	Option Awards (1)	Plan Compensation	Compensation

Nicholas Leighton	$83,011	$50,000	—	$33,011	—	—

Michel Amsalem	—	—	—	—	—	—

Alan Kaufman	$33,011	—	—	$33,011	—	—

(1)	The amounts in this column reflect the dollar amount recognized for financial reporting purposes for 2006, in accordance with FAS 123(R), for awards made pursuant to our stock-based incentive plans and may include amounts from awards granted in prior years. Assumptions used in the calculation of the amounts are included in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 12, 2007 by: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) for the fiscal year ending December 31, 2006, the Company’s Chief Executive Officer and the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) the Company’s current directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. Except as otherwise indicated, the principal address of each of the stockholders below is c/o Hartville Group, Inc., 3840 Greentree Avenue SW, Canton, Ohio 44706.

	Number of Shares
	Beneficially
Name	Owned (1)	Percent (2)
Islandia, L.P. (3) c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022	86,828,921	69.1%
Midsummer Investment, Ltd. (4) c/o Midsummer Capital LLC 485 Madison Avenue, 23rd Floor New York, New York 10022	86,828,920	69.1%
Crescent International, Ltd. (5) 84 av. Louis-Casai CH 1216 Conitri Geneva, Switzerland	4,900,456	8.6%
Michel Amsalem (4)	86,828,920	69.1%
Dr. Alan J. Kaufman (6)	726,265	1.3%
Nicholas J. Leighton (7)	372,000	0.7%
Dennis C. Rushovich (8)	3,100,000	5.2%
Christopher Edgar (9)	12,000,000	18.4%
Hirsch C. Ribakow (10)	1,216,000	2.1%
Christopher R. Sachs (11)	2,850,000	4.8%
All executive officers and directors as a group (7 persons) (12)	107,093,185	75.1%

(1)	The number of shares beneficially owned by each person or group as of April 12, 2007 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(2)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 56,266,189 shares of Common Stock outstanding on April 12, 2007 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(3)	Represents 17,430,867 shares held by Islandia, L.P., 35,642,780 shares issuable upon the exercise of warrants, and 33,755,274 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC.

(4)	Represents 17,430,867 shares held by Midsummer Investment, Ltd., 35,642,780 shares issuable upon the exercise of warrants, and 33,755,274 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%.

Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Mr. Amsalem is a member of the Company’s Board of Directors. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC.

(5)	Represents 4,334,689 shares held by Crescent International, Ltd. and 565,767 shares issuable upon the exercise of warrants. The exercise of the warrants is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company.

(6)	Includes 133,250 shares held by Alan Kaufman MD Capital, Inc., a corporation in which Dr. Kaufman is the sole shareholder (“Kaufman Capital”), 236,015 shares issuable upon the exercise of warrants held by Kaufman Capital and 357,000 shares issuable upon exercise of options held by Dr. Kaufman.

(7)	Includes 15,000 shares held by Mr. Leighton and includes 357,000 shares issuable upon exercise of options.

(8)	Includes 100,000 shares owned by Mr. Rushovich and includes 3,000,000 shares issuable upon exercise of options.

(9)	Mr. Edgar was elected as our Chief Marketing Officer in February 2006. Includes 3,000,000 owned by Mr. Edgar and includes 9,000,000 shares issuable upon exercise of options.

(10)	Includes 16,000 shares owned by Mr. Ribakow and includes 1,200,000 shares issuable upon exercise of options.

(11)	Includes 2,850,000 shares issuable upon exercise of options.

(12)	Includes 33,755,274 shares issuable upon the conversion of convertible debt, 35,878,795 shares issuable upon the exercise of warrants and 16,764,000 shares issuable upon exercise of options for all current executive officers and directors as a group.

CORPORATE GOVERNANCE
Communications with the Board
     The Company’s Board of Directors believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, there are two methods by which communications can occur. Any stockholder can mail or deliver a written communication to the Board, addressed to the Chairman of the Board at the Company’s corporate office. The Chairman of the Board will distribute each such communication to the entire Board. Any stockholder who desires to communicate with the non-management directors of the Board can mail or deliver a written communication to the Chairman of the Audit Committee, addressed to the Audit Committee Chairman at the Company’s corporate office. The Company will forward each such communication to the Audit Committee Chairman, and the Audit Committee Chairman or his designee will distribute a copy of each such communication to the other non-management directors.
Director Attendance at Annual Meeting of Stockholders
     The Board of Directors has not established a policy for director attendance at the Company’s Annual Meeting of Stockholders. Three out of the then-current five members of the Company’s Board of Directors attended the Company’s 2006 Annual Meeting of Stockholders.
Availability of Corporate Governance Documents
     The following documents are available on the Company’s website at www.hartvillegroup.com under “Company Information”
•	The charter for the Company’s Audit Committee; and

•	The Company’s Code of Ethics.
EXECUTIVE OFFICERS
     Biographical information regarding each of our executive officers, as of April 13, 2007, is set forth below.
     Dennis C. Rushovich. See “Proposal 1: Election of Directors — Nominees for the Board of Directors.”
     Christopher Edgar, 40, has served as our Chief Marketing Officer since February 2, 2006. Previously, Mr. Edgar was a retail and consumer marketing consultant for Vista Research, Inc., a provider of primary research (subsequently acquired by McGraw-Hill), in 2005. Prior to that, Mr. Edgar was the co-founder of dELiA*s Corp., a publicly-traded direct-mail, online and store retailer of teen girls’ apparel, accessories and cosmetics, and served as executive vice president, chief operating officer, vice chairman and director from 1993 until the company’s acquisition by Alloy, Inc. in 2004. Mr. Edgar holds a B.A. from Yale University and an M.A. from Columbia University.
     Hirsch C. Ribakow, 42, has served as our Chief Operating Officer since November 2004. Previously, Mr. Ribakow served in various positions at Nationwide Insurance, including as a business consultant from August 2003 to May 2004, as a product manager from December 2001 to August 2003 and as worksite director from August 1997 to December 2001. Mr. Ribakow holds a J.D. from the University of Baltimore and a B.S. from Towson University.
     Christopher R. Sachs. See “Proposal 1: Election of Directors — Nominees for the Board of Directors.”

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     Set forth below is information concerning the compensation paid to, or accrued for, the Company’s chief executive officer and its four most highly compensated executive officers (whose compensation exceeds $100,000), other than the chief executive officer, for the Company’s fiscal years ended December 31, 2006:

Name					Stock	Option	All Other
and Principal Position	Year	Total	Salary	Bonus	Awards	Awards (1)	Compensation

Dennis C. Rushovich (2)	2006	$338,700	$200,000	—	—	$138,700	—
CEO and President

Christopher R. Sachs (3)	2006	$266,815	$150,000	—	—	$110,815	$6,000
CFO and Secretary

Christopher Edgar (4)	2006	$681,700	—	—	$360,000	$321,700	—
Chief Marketing Director

Hirsch C. Ribakow (5)	2006	$172,347	$129,167	—	—	$37,180	$6,000
Chief Operating Officer

(1)	The amounts in this column reflect the dollar amount recognized for financial reporting purposes for 2006, in accordance with FAS 123(R), for awards made pursuant to our stock-based incentive plans and may include amounts from awards granted in prior years. Assumptions used in the calculation of the amounts are included in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(2)	Mr. Rushovich was appointed to serve as our President and Chief Executive Officer in April 2005. On an annualized basis, his base salary is $200,000.

(3)	Mr. Sachs was appointed to serve as our Chief Financial Officer in September 2005. On an annualized basis, his base salary is $150,000 plus an annual auto allowance of $6,000. “Other Compensation” for Mr. Sachs represents a car allowance of $6,000.

(4)	Mr. Edgar joined the company in January 2006 as Chief Marketing Director for a term of two years. Mr. Edgar does not receive a base salary, alternatively he is compensated through a restricted stock agreement and a non-statutory stock option plan.

(5)	Mr. Ribakow joined the Company in November 2004. On an annualized basis, his base salary during 2006 was $125,000 through July 2006 and $135,000 effective August 1, 2006. “Other Compensation” for Mr. Ribakow represents payment of his car allowance of $6,000.

Equity Grants in Last Fiscal Year
     The following table shows the number of options granted in 2006 to the individuals named in the Summary Compensation Table.

	Number of			Number of
	Securities	Exercise		Shares of Stock
	Underlying	or Base	Expiration	or Units	Vesting
Name	Options Granted	Price	Date	Granted	Date	Grant Date

Dennis Rushovich	500,000	.33	02/15/2016	—	02/15/2006	02/15/2006
	2,500,000	.11	09/11/2016	—	(1)	09/11/2006

Christopher Sachs	350,000	.33	02/15/2016	—	(2)	02/15/2006
	2,500,000	.11	09/11/2016	—	(1)	09/11/2006

Christopher Edgar	500,000	.33	02/15/2016	—	(3)	02/15/2006
	8,500,000	.11	09/11/2016	—	(4)	09/11/2006
	—	—	—	2,000,000	(5)	01/20/2006
	—	—	—	(6)	(7)	01/03/2007

Hirsch Ribakow	200,000	.33	02/15/2016	—	(8)	02/15/2006
	(9)	.14	01/02/2017	—	(10)	01/02/2007

(1)	The 2,500,000 options granted respectively to Dennis Rushovich and Christopher Sachs on September 11, 2006, vest as follows: 250,000 each on 09/30/2006; 250,000 each on 12/31/2006; 625,000 each on 03/31/2007; 625,000 each on 06/30/2007; 375,000 each on 09/30/2007; and 375,000 each on 12/31/2007.

(2)	The 350,000 options granted to Christopher Sachs on February 15, 2006, vested as follows: 175,000 on 02/15/2006; 87,500 on 03/01/2006; and 87,500 on 06/01/2006.

(3)	The 500,000 options granted to Christopher Edgar on February 15, 2006, vested in 125,000 increments quarterly, on 03/31/2006, 06/30/2006, 09/30/2006, and 12/31/2006.

(4)	The 8,500,000 options granted to Christopher Edgar on September 11, 2006, vest as follows: 1,250,000 on 09/30/2006; 1,250,000 on 12/31/2006; 2,125,000 on 03/31/2007; 2,125,000 on 06/30/2007; 875,000 on 09/30/2007; and 875,000 on 12/31/2007.

(5)	The 2,000,000 shares of stock granted to Christopher Edgar on January 20, 2006, vested in increments of 500,000 quarterly on 03/31/2006, 06/30/2006, 09/30/2006, and 12/31/2006.

(6)	Under the terms of Mr. Edgar’s Employment Agreement, Mr. Edgar was granted 1,000,000 shares of restricted stock on January 3, 2007.

(7)	The grant of 1,000,000 shares to Mr. Edgar is subject to the following vesting schedule: 250,000 shares vest on each of March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007.

(8)	The 200,000 options granted to Hirsch Ribakow on February 15, 2006, vested in 50,000 increments on 02/15/2006, 06/30/2006, 09/30/2006, and 12/31/2006.

(9)	The Compensation Committee approved that 1,000,000 options be granted Hirsch Ribakow on December 11, 2006; due to anomalous circumstances, the grant was executed on January 2, 2007.

(10)	These 1,000,000 options granted to Hirsch Ribakow vest in 250,000 increments quarterly, on 03/31/2007, 06/30/2007, 09/30/2007, and 12/31/2007.

Aggregated Equity Exercises in Last Fiscal Year and Fiscal Year End Option Values
     The following table sets forth stock option exercises during 2006 by the executive officers named in the Summary Compensation Table and shows the number of shares of Common Stock represented by both exercisable and non-exercisable stock options and the value of in-the-money stock options (exercisable and non-exercisable) held by each of the named executive officers as of December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Dennis Rushovich	—	—	—	—
Christopher Sachs	—	—	—	—
Christopher Edgar	—	—	2,000,000	$290,000
Hirsch Ribakow	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2006
     The following table sets forth the outstanding equity awards for the executive officers named in the Summary Compensation Table for the fiscal year end, December 31, 2006.

	Option Awards				Stock Awards
			Equity Incentive
			Plan Awards:						Equity Incentives
			Number of					Equity Incentive	Plan Awards:
	Number of	Number of	Securities					Plan Awards: Number	Market or Payout
	Securities	Securities	Underlying				Market Value of	of Unearned Shares,	Value of Unearned
	Underlying	Underlying	Unexercised			Number of Shares or	Shares or Units of	Units or Other	Shares, Units or
	Unexercised Options	Unexercised Options	Unearned Options	Option Exercise	Option Exp.	Units of Stock That	Stock That Have not	Rights That Have	Other Rights That
Name	(#) Exercisable	(#) Un-exercisable	(#)	Price	Date	Have Not Vested	Vested	Not Vested	Have Not Vested

Dennis Rushovich	500,000	—	—	.33	02/15/2016	—	—	—	—
	500,000	2,000,000		.11	09/11/2016

Christopher Sachs	350,000	—	—	.33	02/15/2016	—	—	—	—
	500,000	2,000,000		.11	09/11/2016

Christopher Edgar	500,000	—	—	.33	02/15/2016	(1)	—	—	—
	2,500,000	6,000,000		.11	09/11/2016

Hirsch Ribakow	200,000	—	—	.33	02/15/2016	—	—	—	—
	—	(2)		.14	01/02/2017

(1)	Under the terms of Mr. Edgar’s Employment Agreement, Mr. Edgar was granted 1,000,000 shares of restricted stock that are subject to the following vesting schedule: 250,000 shares vest on each of March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007.

(2)	The Compensation Committee approved that 1,000,000 options be granted Hirsch Ribakow on December 11, 2006; due to anomalous circumstances, the grant was executed on January 2, 2007.
Employment Contracts and Change-In-Control Arrangements
     The following employment contracts have been entered into between the Company and (i) the Company’s Chief Executive Officer and (ii) the executive officers named in the Summary Compensation Table in this Proxy Statement.
Dennis C. Rushovich
     On March 29, 2007, the Company entered into an Amended and Restated Employment Agreement with Dennis C. Rushovich, our President and Chief Executive Officer and a member of our Board of Directors (the “Rushovich Agreement”). The Rushovich Agreement has an initial one-year term ending on April 30, 2006 and shall renew for successive periods of one year unless terminated by either party at least 90 days prior to the end of any term.
     Pursuant to the Rushovich Agreement, Mr. Rushovich shall be paid a base salary of $200,000 per year and shall be eligible for cash bonuses as determined by the Board of Directors of the Company. As part of his compensation, Mr. Rushovich is also entitled to be granted stock options to purchase up to 500,000 shares of the Company’s stock.
     Pursuant to the Rushovich Agreement, the Company shall provide Mr. Rushovich with living quarters in or proximate to Canton, Ohio, the use of an automobile, weekly round trip air travel on a regularly scheduled passenger airline carrier between Canton, Ohio and Stamford, Connecticut and reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Rushovich Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Rushovich for general liability directors and/or officers may incur in the normal course of his services on Company (or subsidiary) business to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Rushovich Agreement.
     Pursuant to the Rushovich Agreement, in the event Mr. Rushovich’s employment is terminated without cause (as defined in the Rushovich Agreement), Mr. Rushovich will receive (i) six months of salary continuation, payable over six months in accordance with the Company’s normal payroll practices, (ii) continued health, dental and life insurance coverage for six months (or until Mr. Rushovich becomes covered by other employer plans, if earlier) and (iii) the acceleration of any unvested employer contributions under any pension plan. In the event of a “Change of Control” of the Company, all unvested options granted to Mr. Rushovich will vest immediately and may be exercised within twelve (12) months of the termination of Mr. Rushovich’s employment.
     The Rushovich Agreement also provides that Mr. Rushovich shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one year after the termination of such employment.
Christopher R. Sachs
     On March 29, 2007, the Company entered into an Amended and Restated Employment Agreement with Christopher Sachs, our Secretary and Chief Financial Officer and a member of our Board of Directors (the “Sachs Agreement”). The Sachs Agreement has an initial term of one year, ending on September 18, 2006, and shall renew for successive periods of one (1) year, unless terminated by either party.
     Pursuant to the Sachs Agreement, Mr. Sachs shall be paid a base salary of $150,000 per year and shall be eligible for cash bonuses as determined by the Board of Directors of the Company. As part of his compensation, Mr. Sachs is also entitled to be granted stock options to purchase up to 350,000 shares of the Company’s stock.
     Pursuant to the Sachs Agreement, the Company shall provide Mr. Sachs with a car allowance of $500 per month and reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Sachs Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Sachs for general liability directors and/or officers may incur in the normal course of his services on Company (or subsidiary) business to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Sachs Agreement.
     Pursuant to the Sachs Agreement, in the event Mr. Sachs’s employment is terminated without cause (as defined in the Sachs Agreement), Mr. Sachs will receive (i) six months of salary continuation, payable over six months in accordance with the Company’s normal payroll practices, (ii) continued health, dental and life insurance coverage for six months (or until Mr. Sachs becomes covered by other employer plans, if earlier) and (iii) the acceleration of any unvested employer contributions under any pension plan. In the event of a “Change of Control” of the Company, all unvested options granted to Mr. Sachs will vest immediately and may be exercised within twelve (12) months of the termination of Mr. Sachs’ employment.

     The Sachs Agreement also provides that Mr. Sachs shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one year after the termination of such employment.
Christopher Edgar
     On March 29, 2007, the Company entered into an Amended and Restated Employment Agreement with Christopher Edgar, our Chief Marketing Officer (the “Edgar Agreement”). The Edgar Agreement has an initial term of one (1) year and shall renew for successive periods of one (1) year, unless terminated by either party at least ninety (90) days prior to the end of any term.
     Pursuant to the Edgar Agreement, Mr. Edgar was granted 1,000,000 shares of the Company’s restricted stock, pursuant to a Restricted Stock Agreement, which provides that 250,000 shares shall vest on each of March 31, June 30, September 30, and December 31, 2007. In addition, under Mr. Edgar’s previous employment agreement, he was granted options to purchase 500,000 shares of the Company’s common stock, 125,000 shares of which shall vest on each of March 31, June 30, September 30, and December 31, 2007.
     Pursuant to the Edgar Agreement, the Company will reimburse Mr. Edgar for reasonable business expenses in connection with the performance of his duties, functions, and responsibilities set forth in the Edgar Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Edgar for general officers’ services, in the normal course of the Company’s or a subsidiary’s business, to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Edgar Agreement.
     Pursuant to the Edgar Agreement, in the event Mr. Edgar’s employment is terminated without cause, as defined in the Edgar Agreement, Mr. Edgar will receive all remuneration and benefits accrued to the date of termination, except for unvested, restricted stock and options granted to Mr. Edgar and insurance, which would by its terms lapse. In the event of a “Change of Control” of the Company, all unvested restricted stock and options shall be immediately vested and all applicable restrictions shall lapse.
     Mr. Edgar’s agreement also provides that Mr. Edgar will not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one (1) year after termination of his employment.
Hirsch C. Ribakow
     In November 2004, the Company entered into an employment agreement with Hirsch C. Ribakow, our Chief Operating Officer. The term of the agreement is three years. The agreement provides for a base salary of $125,000 and an annual auto allowance of $6,000. Pursuant to the agreement, Mr. Ribakow is entitled to receive options to purchase an aggregate of 200,000 shares, with 100,000 shares vesting ratably over three and 100,000 shares vesting subject to performance criteria to be determined by the Board of Directors. Mr. Ribakow received a raise of $10,000, effective August 2006, elevating his base salary to $135,000 per year. If Mr. Ribakow’s employment is terminated by the Company without cause (as such term is defined in the employment agreement), Mr. Ribakow will be entitled to receive a severance amount equal to three months of his base salary then in effect. If Mr. Ribakow’s employment is terminated by the Company without cause within one year of a change of control (as such term is defined in the employment agreement), Mr. Ribakow shall be entitled to a severance amount equal to one year of his base salary then in effect and all unvested options shall immediately vest.
Change in Control Agreements
     Pursuant to the Compensation Committee directive of December 11, 2006, the executive employment agreements for Dennis Rushovich, and Christopher Sachs were amended and restated to provide for Change of Control provisions. Additionally, pursuant to the directive the executive employment agreements for Dennis Rushovich, Christopher Sachs, and Christopher Edgar were amended and restated to provide for a one year term to exercise options in the event of a Change of Control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy.
Compensation Committee:
Nicholas J. Leighton, Chairman
Michel A. Amsalem
Dr. Alan J. Kaufman
Compensation Discussion and Analysis
     It is the duty of the Compensation Committee to determine and review the salaries, bonuses and other compensation of all of our executive officers and to establish the general compensation policies for such individuals. The Compensation Committee held three meetings in 2006.
     We believe that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution and success. We are engaged in a niche market in an industry where our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.
     General Compensation Policy. The Compensation Committee’s policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance, and their contribution to that performance and competitive enough to attract and retain highly skilled individuals dedicated to growing the business in the niche pet insurance market. Each executive officer’s compensation package is comprised of two elements:
•	A base salary to provide a predictable level of cash income; and

•	Long-term stock based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders.
     Factors. The principal factors that we plan to take into account in establishing each executive officer’s compensation package are described below. However, the Compensation Committee may, in its discretion, deviate from these factors as the situation merits.
     Base Salary. We have not engaged an independent firm to assist in reviewing the compensation for our executive officers. Our financial position does not allow us to provide the cash and bonus compensation that we believe is appropriate and competitive in all instances, but we intend to continually review the competitiveness of our overall executive compensation. Each executive officer’s base salary is agreed to on the basis of:
•	The terms of his employment contract; and

•	The competitive marketplace for persons in comparable positions;
     Long Term Incentives. Stock option grants and restricted stock grants are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from a perspective of an owner with an equity stake in the business. Each option generally becomes vested and exercisable in a series of installments, contingent upon the officers’ continued employment. Accordingly, the option will provide a return to the executive officers only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set by the Compensation Committee at a level intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the amount of cash compensation the individual receives, the individual’s personal performance in recent periods, and his or her potential for future responsibility over the option term. The size of the option grant is critical to our ability to offer competitive executive compensation.
     CEO Compensation
     In setting the compensation payable to the Chief Executive Officer for the 2007 fiscal year, the Compensation Committee did not increase Mr. Rushovich’s cash compensation. Because of our financial position, we have attempted to use equity compensation in the form of stock options to reflect our view as to appropriate compensation.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The members of the Audit Committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.
     In the course of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-KSB for the Company’s fiscal year ended December 31, 2006. The Audit Committee also reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters that are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the SEC.
Audit Committee
Nicholas J. Leighton, Chairman
Alan J. Kaufman

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2006:

Number of
Securities
	Number of Securities		Remaining Available
	to be Issued upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans
Equity Compensation Plans Approved by Security Holders	—	—	—
Equity Compensation Plans not Approved by Security Holders	17,664,000	.14	2,336,000

Total	17,664,000	.14	2,336,000

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Michel Amsalem, a Director of our Company, is the founder of Midsummer Capital, LLC. Midsummer is one of our largest stockholders and has invested in our convertible debentures and warrants. In July 2006, we completed and issued three (3) year convertible debentures, together with four (4) year warrants to purchase shares of our common stock. The convertible debt carried a 7% annual rate of interest and the interest was prepaid. Midsummer Capital invested $2,531,646 in the convertible debentures and received warrants to purchase up to $25,316,456 shares of our common stock.
Dr. Alan Kaufman, a Director of our Company, had previously purchased convertible debentures from the Company. Effective August 1, 2006, we entered into a conversion agreement and release of convertible debt to November 2006. Dr. Kaufman, along with other holders, elected to receive a cash payment equal to 20% of the aggregate principal amount of convertible debentures, which he held. Mr. Kaufman received a payment of $54,996.11.
INDEPENDENT PUBLIC ACCOUNTANTS
Change in Independent Accountant
     During the two most recent fiscal years and the subsequent interim period through January 18, 2005, neither the Company nor anyone on behalf of the Company consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.
Independent Accountant for 2007
     BDO Seidman has been selected by the Audit Committee as the independent accountant for the Company’s fiscal year ending December 31, 2007.
     It is expected that a representative of BDO Seidman will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

Audit and Other Services Fees
     The following table presents the aggregate fees billed to or by the Company for services performed for the years ending December 31, 2005, and December 31, 2006, respectively, by the Company’s independent accountant:

Fee Category	2005	2006

Audit Fees (1)	$185,575	$172,672
Audit-Related Fees	—
Tax Fees (2)	$58,985	$63,360
All Other Fees	—

Total	$244,560	$236,032

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-QSB and other audit services normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Includes services for tax research and compliance, including tax return preparation.
Audit Committee’s Pre-Approval Policies and Procedures
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by its independent accountant. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

FUTURE STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the “Exchange Act”) at the Annual Meeting of Stockholders to be held in 2007 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy on or before December 29, 2006.
     If a stockholder intends to present a proposal at the 2007 Annual Meeting, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, to be considered timely under Rule 14a-4 under the Exchange Act such proposal must be received by the Company on or before March 14, 2007. If a stockholder fails to meet this deadline and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named in the form of proxy for the 2007 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file statements of beneficial ownership of the Company’s Common Stock. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2006.
OTHER MATTERS
     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by directors, officers, and regular employees of the Company, who will not receive any additional compensation for their solicitation services. The Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

APPENDIX A
Certificate of Amendment to the Amended and Restated Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of Corporation: Hartville Group, Inc.
2. The articles have been amended as follows (provide article numbers, if available):
     The first paragraph of Article V (Authorized Capital Stock) of the Amended and Restated Articles of Incorporation of Hartville Group, Inc. is amended and restated in its entirety to read as follows:
     “The total number of shares of stock that the corporation shall have authority to issue is 405,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                                         .
4. Effective date of filing (optional):                                         .
5. Officer Signature (required):                                         .

HARTVILLE GROUP, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the
Board of Directors of Hartville Group, Inc.
     The undersigned hereby appoints Dennis C. Rushovich, and in the event he is unable to so act, Nicholas J. Leighton, and any one or more of them, proxies, with full power of substitution, to represent and vote all shares of common stock, $0.001 par value per share (the “Shares”), of Hartville Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, on Tuesday, June 8, 2007, at 11:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.
Proposal 1 — Election of the following nominees as Directors:
                         FOR all Nominees                    ☐                     WITHHELD for all Nominees                    ☐
                         (except as marked to the contrary)
                         Michel Amsalem                              Dr. Alan J. Kaufman                     Nicholas J. Leighton
                         Christopher R. Sachs                      Dennis C. Rushovich

To withhold authority to vote for any individual nominee(s) print the names in the space below

Proposal 2 —	Approval of increase in the number of shares of authorized Common Stock from 200,000,000 shares to 400,000,000 shares.
                                   ☐ For                    ☐ Against                     ☐ Abstain

Proposal 3 —	Ratification of selection of BDO Seidman, LLP as the Company’s independent public accountants for 2007.
                                   ☐ For                    ☐ Against                     ☐ Abstain
In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2 and 3 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

☐ I PLAN TO ATTEND MEETING

Please mark, date and sign as your name appears below and
return in the enclosed envelope. If acting as executor,
administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date: _____________________
Signature

Signature